Exhibit 2   Consent of Mitchell, Wiggins & Company, CPA's, LLP




                        MITCHELL, WIGGINS & COMPANY, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 100 FLANK ROAD
                         PETERSBURG, VIRGINIA 23805-9303






         REPORT AND CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Community Bankshares Incorporated
Petersburg, Virginia

We hereby consent to the incorporation as Item 8., Financial Statements and Supplementary Data, on Form 10-K of Community Bankshares Incorporated for the year ended December 31, 1997, of our Independent Auditors' Report dated January 16, 1998.

The audit referred to above also included the related financial schedules for the three years ended December 31, 1997, 1996, and 1995. In our opinion, such financial schedules present fairly the information required to set forth.


                                  s/  Mitchell, Wiggins & Company, LLP
                                  ------------------------------------

March 30, 1998
Petersburg, Virginia